EX-99.e.1.ii

SUB-DISTRIBUTION AGREEMENT

THIS AGREEMENT is made and entered into as of this 29th day of April, 2021, by and among each fund in the Delaware Funds® by Macquarie family of funds (the “Trust”), Delaware Distributors, L.P., a Delaware partnership (the “Distributor”) and Ivy Distributors, Inc., a Florida corporation (the “Sub-Distributor”).

WHEREAS, each Trust is registered under the Investment Company Act of 1940, as amended (“1940 Act”), as an open-end management investment company, and is authorized to issue shares of beneficial interest (“Shares”) in separate series with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member of the Financial Industry Regulatory Authority (“FINRA”);

WHEREAS, the Distributor is the national distributor for all of the shares of all of the classes (now existing and hereinafter added) of all of the funds in Delaware Funds® by Macquarie which will retain Distributor to act as exclusive national distributor;

WHEREAS, the Trust and the Distributor each desire to retain the Sub-Distributor as sub-distributor in connection with the offering and sale of certain of the Shares of each series listed on Schedule A (as amended from time to time) (the “Funds”) to this Agreement;

WHEREAS, the Sub-Distributor is registered as a broker-dealer under the 1934 Act, is a member of FINRA, and is regulated by the Municipal Securities Rulemaking Board;

WHEREAS, the Sub-Distributor serves as the program manager and distributor to the Ivy InvestEd 529 Plan; and

WHEREAS, the Sub-Distributor is willing to act as sub-distributor for the Distributor and the Trust on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Appointment of the Sub-Distributor.

The Distributor and the Trust each hereby appoint the Sub-Distributor as its agent for the sale and distribution of certain Shares of the Funds, subject to the terms and for the period set forth in this Agreement. The Sub-Distributor hereby accepts such appointment and agrees to act hereunder.

2. Services and Duties of the Sub-Distributor.

(a) The Sub-Distributor agrees to sell Shares of the Funds on a best efforts basis as agent (solely for the purpose of accepting orders for the purchase and redemption of Fund Shares, and for no other purpose) for the Distributor and the Trust during the term of this Agreement, upon the terms and at the current offering price (plus sales charge, if any) described in the Prospectus. As used in this Agreement, the term “Prospectus” shall mean the current prospectus, including the statement of additional information, as amended or supplemented, relating to the Funds and included in the currently effective registration statement or post-effective amendment thereto (the “Registration Statement”) of the Trust under the Securities Act of 1933 (the “1933 Act”) and the 1940 Act.

(b) During the continuous public offering of Shares of the Funds, the Sub-Distributor will hold itself available to receive orders, in such form as required by the Trust, and the Distributor, and satisfactory to the Sub-Distributor, for the purchase of Shares of the Funds and will accept such orders on behalf of the Trust, all with the operational assistance of the Trust’s transfer agent. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus.

(c) The Sub-Distributor, with the operational assistance of the Trust’s transfer agent, shall make Shares available for sale and redemption, including but not limited to through the National Securities Clearing Corporation’s Fund/SERV System as applicable.

(d) In connection with all matters relating to this Agreement, the Sub-Distributor agrees to act in conformity with the Trust’s Agreement and Declaration of Trust and By-Laws and with the instructions of the Board and to comply with the requirements of the 1933 Act, the 1934 Act, the 1940 Act, the regulations of FINRA, the MSRB and all other applicable federal or state laws and regulations. The Sub-Distributor acknowledges and agrees that it is not authorized to provide any information or make any representations other than as contained in the Prospectus and any sales literature specifically approved by the Trust and the Distributor.

(e) The Sub-Distributor agrees to act as agent for the Distributor and the Trust to receive and transmit promptly to the Funds’ transfer agent shareholder requests for redemption of Shares with the operational assistance of the Trust’s transfer agent.

(f) The Sub-Distributor may, in its discretion, enter into agreements with such qualified broker-dealers as it may select, in order that such broker-dealers also may sell Shares of the Funds. The form of any dealer agreement, shall be mutually agreed upon and approved by the Distributor and the Sub-Distributor. The Sub-Distributor may pay a portion of any applicable sales charge, or allow a discount, to a selling broker-dealer, as described in the Prospectus or, if not described, as agreed upon with the broker-dealer.

(g) The Sub-Distributor shall devote its best efforts to effect sales of Shares of the Funds but shall not be obligated to sell any certain number of Shares.

(h) The Sub-Distributor shall prepare reports for the Distributor to be provided to the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Distributor or the Board, including regarding use of Rule 12b-1 payments.

(i) The services furnished by the Sub-Distributor hereunder are not to be deemed exclusive and the Sub-Distributor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Each of the Distributor and the Trust recognizes that from time to time officers and employees of the Sub-Distributor may serve as directors, trustees, officers and employees of other entities (including investment companies), that such other entities may include the name of the Sub-Distributor as part of their name and that the Sub-Distributor or its affiliates may enter into distribution, administration, fund accounting, transfer agent or other agreements with such other entities. The Trust and the Distributor reserve the right to (i) issue Shares in connection with a merger, consolidation, or recapitalization of the Trust or any Fund(s); (ii) issue additional Shares to holders of Shares; or (iii) issue Shares in connection with any offer of exchange permitted by Section 11 of the 1940 Act.

(j) The Sub-Distributor shall, at all times during the term of this Agreement, remain registered as a broker-dealer under the 1934 Act and with all 50 states and shall also remain a member in good standing of FINRA. The Sub-Distributor shall immediately notify the Distributor and the Funds in writing if it receives written notification that such registrations or membership has been temporarily or permanently suspended, limited or terminated.

3. Duties and Representations of the Trust.

(a) The Trust represents that it is duly organized and in good standing under the law of its jurisdiction of organization and registered as an open-end management investment company under the 1940 Act. The Trust agrees that it will act in material conformity with its Agreement and Declaration of Trust, By-Laws, its Registration Statement as may be amended from time to time and resolutions and other instructions of its Board. The Trust agrees to comply in all material respects with the 1933 Act, the 1940 Act, and all other applicable federal and state laws and regulations. The Trust represents and warrants that this Agreement has been duly authorized by all necessary action by the Trust under the 1940 Act, state law and the Trust’s Agreement and Declaration of Trust and By-Laws.

(b) The Trust shall take or cause to be taken all necessary action to register Shares of the Funds under the 1933 Act and to maintain an effective Registration Statement for such Shares in order to permit the sale of Shares as herein contemplated. The Trust authorizes the Sub-Distributor to use the Prospectus, in the form furnished to the Sub-Distributor from time to time, in connection with the sale of Shares.

(c) The Trust represents and agrees that all Shares to be sold by it, including those offered under this Agreement, are validly authorized and, when issued in accordance with the description in the Prospectus, will be fully paid and nonassessable. The Trust further agrees that it shall have the right to suspend the sale of Shares of any Fund at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of any Fund at any time permitted by the 1940 Act or the rules of the Securities and Exchange Commission (“SEC”). The Trust shall advise the Sub-Distributor promptly of any such determination.

(d) The Trust agrees to advise the Sub-Distributor promptly in writing:

(i) of any material correspondence or other communication by the SEC or its staff relating to continued availability for sale of the Shares of the Funds;

(ii) in the event of the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;

(iii) of the happening of any event which makes untrue any statement of a material fact made in the Prospectus or which requires the making of a change in such Prospectus in order to make the statements therein not misleading; and

(iv) of all actions which may relate to the continued availability for sale of the Shares of the Funds, taken by the SEC with respect to any amendments to any Registration Statement or Prospectus which may from time to time be filed with the SEC.

(e) The Trust shall file such reports and other documents as may be required under applicable federal and state laws and regulations. The Trust shall, upon request of the Sub-Distributor notify the Sub-Distributor in writing of the states in which the Shares may be sold and shall notify the Sub-Distributor in writing of any changes to such information.

(f) The Trust agrees to file from time to time such amendments to its Registration Statement and Prospectus as may be necessary in order that its Registration Statement and Prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(g) The Trust shall fully cooperate in the efforts of the Sub-Distributor to sell and arrange for the sale of Shares and shall make available to the Sub-Distributor a statement of each computation of net asset value. In addition, the Trust shall provide to the Sub-Distributor from time to time copies of all information, financial statements, and other papers that the Sub-Distributor may reasonably request for use in connection with the distribution of Shares, including, without limitation, copies of any audited financial statements prepared for the Trust by its independent public accountants and such reasonable number of copies of the most current Prospectus, statement of additional information and annual and interim reports to shareholders as the Sub-Distributor may request. The Trust shall forward a copy of any SEC filings, including the Registration Statement, to the Sub-Distributor within one (1) business day of any such filings. The Trust, the Distributor and the Sub-Distributor each represents that it will not use or authorize the use of any advertising or sales material unless and until such materials have been approved and authorized for use by each other party.

(h) The Trust represents and warrants that its Registration Statement and any advertisements and sales literature of the Trust (excluding statements relating to the Sub-Distributor and the services it provides that are based upon written information furnished by the Sub-Distributor expressly for inclusion therein) shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to the Sub-Distributor pursuant to this Agreement shall be true and correct in all material respects.

4. Compensation.

As compensation for the services performed and the expenses assumed by Sub-Distributor under this Agreement including, but not limited to, any commissions paid for sales of Shares, Sub-Distributor shall be entitled to the fees and expenses set forth in Schedule B to this Agreement which are payable promptly after the last day of each month. Such fees shall be paid to Sub-Distributor by the Distributor.

5. Expenses.

The Sub-Distributor shall bear the expenses of registration or qualification of the Sub-Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification. The Sub-Distributor does not assume responsibility for any expenses not expressly assumed hereunder.

6. Indemnification.

(a) The Sub-Distributor shall not, in the absence of negligence, bad faith, fraud or willful default on the part of the Sub-Distributor be liable to the Distributor or the Funds for any act or omission in the course of or in connection with the services rendered by it hereunder or for any loss or damage which the Distributor or the Funds may sustain or suffer as the result or in the course of the discharge by the Distributor of its duties hereunder or pursuant hereto.

(b) The Distributor agrees to indemnify the Sub-Distributor from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (other than those resulting from negligence, bad faith, fraud or wilful default on the part of the Sub-Distributor) which may be imposed on, incurred by or asserted against the Sub-Distributor in performing its obligations or duties hereunder.

(c) No person shall be obligated to provide indemnification under this Section 6 if such indemnification would be impermissible under the 1940 Act, the 1993 Act, the 1934 Act or FINRA rules; provided, however, in such event indemnification shall be provided under this Section 6 to the maximum extent so permissible.

7. Obligations of Trust.

This Agreement is executed by and on behalf of the Trust and the obligations of the Trust hereunder are not binding upon any of the trustees, officers or shareholders of the Trust individually but are binding only upon the Trust and with respect to the Funds to which such obligations pertain.

8. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but all of which counterparts shall together constitute but one and the same instrument.

9. Governing Law.

This Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

Any dispute arising between the parties to this Agreement shall be resolved by binding arbitration conducted in accordance with FINRA rules. Such arbitration shall take place in Philadelphia, Pennsylvania.

10. Duration and Termination.

(a) This Agreement shall become effective with respect to the Funds referenced on Schedule A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date that such Fund may hereafter be added to the Delaware Funds® by Macquarie and for which Distributor is the exclusive national distributor of the Fund. Unless sooner terminated as provided herein, this Agreement shall continue in effect for one year from the date hereof. Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund for successive one-year periods, provided such continuance is specifically approved at least annually by (i) the Trust’s Board, or (ii) the vote of a “majority of the outstanding voting securities” of a Fund, and provided that in either event the continuance is also approved by a majority of the Trust’s Board who are not “interested persons” of any party to this Agreement, by vote cast in person (including virtually or by electronic means if permitted by applicable law) at a meeting called for the purpose of voting on such approval.

(b) Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any penalty, with respect to a particular Fund (i) through a failure to renew this Agreement at the end of a term, (ii) upon mutual consent of the parties, or (iii) upon no less than sixty (60) days’ written notice, by either the Trust through a vote of a majority of the members of the Board who are not “interested persons” of the Trust and have no direct or indirect financial interest in the operation of this Agreement or by vote of a “majority of the outstanding voting securities” of a Fund, or by the Sub-Distributor. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Sub-Distributor and the Trust. If required under the 1940 Act, any such amendment must be approved by the Trust’s Board, including a majority of the Trust’s Board who are not “interested persons” of any party to this Agreement, by vote cast in person at a meeting for the purpose of voting on such amendment. This Agreement will automatically terminate in the event of its assignment.

11. Confidentiality.

The Sub-Distributor agrees on behalf of its employees to treat all records relative to the Trust and prior, present or potential shareholders of the Trust as confidential, and not to use such records for any purpose other than performance of the Sub-Distributor’s responsibilities and duties under this Agreement, except after notification and prior approval by the Trust, which approval shall not be unreasonably withheld, and may not be withheld where the Sub-Distributor may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when subject to governmental or regulatory audit or investigation, or when so requested by the Trust. Records and information which have become known to the public through no wrongful act of the Sub-Distributor or any of its employees, agents or representatives shall not be subject to this paragraph. In accordance with Section 248.11 of Regulation S-P ( 17 CFR 248.1-248.30), the Sub-Distributor will not directly or indirectly through an affiliate, disclose any non-public personal information, as defined in Reg. S-P, received from the Trust or any Fund(s) regarding any shareholder, to any person that is not affiliated with the Trust or any Fund(s) or with the Sub-Distributor and, provided that, any such information disclosed to an affiliate of the Sub-Distributor shall be under the same limitations on non-disclosure.

12. Withdrawal of Offering.

The Trust reserves the right at any time to withdraw all offerings of any or all Shares by written notice to Sub-Distributor at its principal office. No Shares shall be offered by either Sub-Distributor or the Trust under any provisions of this Agreement and no orders for the purchase of Shares hereunder shall be accepted by the Trust if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC.

13. Miscellaneous.

The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person,” and “assignment” shall have the same meaning as such terms have in the 1940 Act.

14. Notice.

Any notice required or permitted to be given by any party to the others shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service or three (3) days after sent by registered or certified mail, postage prepaid, return receipt requested or on the date sent and confirmed received by facsimile transmission to the other parties’ respective addresses set forth below:

Notice to the Sub-Distributor shall be sent to:

Ivy Distributors, Inc.
6300 Lamar Avenue
Overland Park, KS 66202

Notice to the Trust shall be sent to:

Delaware Funds by Macquarie
100 Independence
610 Market Street
Philadelphia, PA 19106

Notice to the Distributor shall be sent to:

Delaware Distributors, L.P.
100 Independence
610 Market Street
Philadelphia, PA 19106

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first above written.

EACH TRUST ON SCHEDULE A		IVY DISTRIBUTORS, INC.
HERETO

By:	/s/ Daniel V. Geatens	By:	/s/ Amy Scupham
Name: Daniel V Geatens		Name: Amy Scupham
Title: Senior Vice President		Title: President

DELAWARE DISTRIBUTORS, L.P.

By:	/s/ Brett Wright
Name: Brett Wright
Title: President

SCHEDULE A
to the
SUB-DISTRIBUTION AGREEMENT
by and among

[Trust]
Delaware Distributors, LP
and
Ivy Distributors, Inc.

Names of Funds

Class E of all Funds in the Delaware Ivy Funds and
Delaware Funds® by Macquarie Family of Funds, as applicable

Each Portfolio of the InvestEd Portfolios Trust

SCHEDULE B
to the
SUB-DISTRIBUTION AGREEMENT
by and among

[Trust]
Delaware Distributors, LP
and
Ivy Distributors, Inc.

Fees as Described in each Trust’s current Prospectus

Class E shares of Funds purchased in connection with the Arizona 529 Plan
Class E Maximum Sales Charge (Load): 2.50%

Class E Maximum Deferred Sales Charge (Load): 1.00%

Class E Distribution and Service Fee: 0.25%

InvestEd Portfolios purchased in connection with the Arizona 529 Plan:

Maximum Sales Charge (Load): 2.50%

Maximum Deferred Sales Charge (Load): 1.00%

Distribution and Service Fee: 0.25%